Exhibit 99.1

RUBICON TECHNOLOGY EXTENDS SECTION 382 RIGHTS

AGREEMENT TO PROTECT THE VALUE OF ITS NET OPERATING LOSSES

Bensenville, IL – December 18, 2020 – Rubicon Technology, Inc. (NASDAQ: RBCN) announced today that it has entered into an amendment to extend its Section 382 Rights Agreement (the “Rights Agreement”). The Rights Agreement was entered into in an effort to preserve stockholder value by protecting against a possible limitation on the Company’s ability to use its net operating loss carry-forwards, which for U.S. federal income tax purposes were estimated at approximately $188.1 million as of December 31, 2019.

The Rights Agreement was originally entered into in December 2017 and was scheduled to expire on December 18, 2020. The amendment, which has been unanimously approved by the Board of Directors and was approved by stockholders at the Company’s 2020 Annual Meeting, extends the final expiration date of the Rights Agreement to December 18, 2023. Except for the extension of the final expiration date, the Rights Agreement otherwise remains unmodified.

The Rights Agreement is described in and included as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2017. Additional information regarding the amendment of the Rights Agreement is included in the Current Report on Form 8-K and the Registration Statement on Form 8-A/A filed today by the Company with the Securities and Exchange Commission.

About Rubicon Technology, Inc.

Rubicon Technology Worldwide LLC, a wholly owned subsidiary of RTI, is an advanced materials provider specializing in monocrystalline sapphire products for optical systems and specialty electronic devices. Rubicon has a proprietary technology platform and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication, enabling Rubicon to supply custom sapphire products with superior quality and precision. Rubicon is ISO 9001 certified and ITAR registered.

Rubicon DTP LLC, dba Direct Dose Rx, is also a wholly owned subsidiary of RTI. Direct Dose Rx is a specialized pharmacy that provides prescription medications, over-the-counter drugs and vitamins to patients being discharged from skilled nursing facilities and hospitals and directly to retail customers who want such medications delivered to their home. The delivered products are sorted by the dose, date and time to be taken and come in easy to use perforated strip-packaging as opposed to separate pill bottles. Direct Dose Rx is currently licensed to operate in multiple states. The services offered by Direct Dose Rx benefits patients, skilled nursing facilities and hospitals by reducing the risk of hospital readmissions.

Rubicon is also exploring various alternatives to enhance stockholder value, including potentially through acquiring an existing business, establishing a new venture, or other investment opportunities in order to utilize Rubicon’s substantial net operating losses.

Forward-Looking Statements

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and, therefore, involve uncertainties or risks that could cause actual results to differ materially therefrom. These statements may contain words such as “desires,” “believes,” “opinion,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “explores” or similar expressions. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, the pursuit or completion of any acquisition, sale, venture transaction or investment opportunity, or the Company’s ability to maximize the value of its sapphire business, real estate or excess assets, utilize its net operating losses or to enhance stockholder value. Additional information regarding factors that could cause results to differ materially from management’s expectations are found in the section entitled “Risk Factors” in the Company’s 2019 Annual Report on Form 10-K filed with the SEC on March 23, 2020, and as amended on April 29, 2020. The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

Contact:

Rubicon Technology, Inc.

Timothy E. Brog

Chief Executive Officer

(847) 295-7000